Exhibit 24.2




                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Edward F. Kosnik, Executive Vice President and Chief Financial Officer of Alexander & Alexander Services Inc. (the "Company"), hereby constitutes and appoints Frank G. Zarb and Robert E. Boni, and each of them, their true and lawful attorneys and agents, with full power of substitution each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement on Form S-3 ("Registration Statement") in connection with the proposed offering and sale from time to time, of up to 1,136,900 shares of the Company's Common Stock, $1.00 par value per share, by certain selling stockholders who are identified in the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or their or his substitutes, shall do or cause to be done by virtue hereof.


IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 23rd day of November 1994.




                                     /s/ Edward F. Kosnik
                                   ----------------------------------------
                                   Edward F. Kosnik